UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 8, 2020
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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, 25th Floor
Denver, CO 80202
(Address of principal executive offices, including zip code)
(720) 889-8500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common Stock, $0.0001 Par Value	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ServiceSource International, Inc. (the “Company”) previously announced the resignation of Richard W. Walker from his position as the Company’s Chief Financial Officer, effective November 1, 2020. In consideration for Mr. Walker’s agreement to remain employed by the Company in an advisory capacity through December 15, 2020 to assist with the Company’s transition to a new Chief Financial Officer (the “Transition Period”), on November 8, 2020, the Company agreed to pay Mr. Walker a one-time transition bonus payment in the amount of $150,000 (the “Transition Bonus”). The Transition Bonus will become payable following the end of the Transition Period subject to the terms and conditions of a Transition Bonus Agreement dated November 13, 2020 by and between Mr. Walker and the Company. The Transition Bonus Agreement specifies the nature of the transition services that Mr. Walker will provide to the Company during the Transition Period and includes a customary release of claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 13, 2020

SERVICESOURCE INTERNATIONAL, INC.

By: /s/ PATRICIA ELIAS
Name : Patricia Elias
Title: Chief Legal and People Officer